Schedule 14A Information
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of the Securities Exchange Act of 1934

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October 2017

P.O. Box 2600
Valley Forge, PA 19482-2600

vanguard.com

Separate proxy ballots provided for your mutual fund and brokerage accounts

Dear Vanguard Client,

Thank you for choosing Vanguard for your investments. We hope you’re enjoying the flexibility of your accounts and the convenience of one integrated platform.

Vanguard opened an important three-month proxy voting campaign on August 16, 2017. Shareholders are being asked to help elect their fund trustees and vote on several policy changes across Vanguard’s U.S.-domiciled fund lineup.

Since you recently upgraded to a brokerage account, a ballot for your new brokerage account is included in this mailing. Ballots for any mutual fund accounts and brokerage accounts opened before July 13, 2017, were delivered in August. Please vote all ballots.

We’re requesting your vote because you owned shares of at least one Vanguard fund as of August 16, 2017, which was the record date for the proxy. We encourage you to vote even if you sold any of your shares after that date. No matter how many shares or units you owned, your vote is important.

For more information, go to https://about.vanguard.com/proxy/

All investing is subject to risk, including the possible loss of the money you invest.

© 2017 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor.
MOBYVBA 092017

Subject: REIT II Index Fund makes its debut

#FirstName#,

I'm writing to let you know that Vanguard® REIT II Index Fund was launched on September 26, 2017. This new fund is a passively managed U.S. equity REIT portfolio whose principal investor will be the existing Vanguard REIT Index Fund.

After the REIT Index Fund's initial investment, the REIT II Index Fund will be made available only to select institutional investors, separately managed accounts, and other Vanguard funds. The REIT II Index Fund is offered with Institutional Plus Shares (Ticker: VRTPX; CUSIP: 922031695), which have a minimum initial investment of $100 million.

The new fund will provide increased investment capacity for the REIT Index Fund. The two funds have identical investment objectives and investment strategies and seek to track the same benchmark, the MSCI US REIT Index.

Vanguard does not expect the launch of and the initial investment in the REIT II Index Fund to affect the tracking error or performance of the REIT Index Fund. There are no changes in how shareholders of the REIT Index Fund interact with that fund.

The REIT II Index Fund is managed by Vanguard Equity Index Group.

Related proxy matter

As part of Vanguard’s 2017 proxy campaign, shareholders of the REIT Index Fund and Vanguard Variable Insurance Fund REIT Index Portfolio are being asked to approve a change to the investment objectives of the funds, which would involve a corresponding change to each fund’s benchmark index and name.

If the change to the REIT Index Fund’s investment objective is approved by its shareholders, then the investment objective, benchmark index, and fund name for the REIT II Index Fund would change as well.

Details on the proposals and voting methods are available at Vanguard’s proxy resource center.

If you have any questions or would like more information, please don't hesitate to contact me.

#VGI_Name#
#VGI_Title#
Phone: #VGI_Phone#, Ext. #VGI_EXT#
_____________________________________________________________

**For more information about Vanguard funds, visit advisors.vanguard.com or call 800-997-2798 to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information about a fund are contained in the prospectus; read and consider it carefully before investing.**

**CGS identifiers have been provided by CUSIP Global Services, managed on behalf of the American Bankers Association by Standard & Poor's Financial Services, LLC, and are not for use or dissemination in a manner that would serve as a substitute for any CUSIP service. The CUSIP Database, © 2017 American Bankers Association. "CUSIP" is a registered trademark of the American Bankers Association.**

All investing is subject to risk, including the possible loss of the money you invest. Funds that concentrate on a relatively narrow market sector face the risk of higher share-price volatility.

For financial advisors only. Not for public distribution.

© 2017 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor. | Privacy statement: http://www.vanguard.com/finadvprivacystmt

455 Devon Park Drive | Wayne, PA 19087-1815 | advisors.vanguard.com

Subject: REIT II Index Fund makes its debut

#FirstName#,

I’m writing to let you know that Vanguard® REIT II Index Fund was launched on September 26, 2017. This new fund is a passively managed U.S. equity REIT portfolio whose principal investor will be the existing Vanguard REIT Index Fund.

After the REIT Index Fund’s initial investment, the REIT II Index Fund will be made available only to select institutional investors, separately managed accounts, and other Vanguard funds. The REIT II Index Fund is offered with Institutional Plus Shares (Ticker: VRTPX), which have a minimum initial investment of $100 million.

The new fund will provide increased investment capacity for the REIT Index Fund. The two funds have identical investment objectives and investment strategies and seek to track the same benchmark, the MSCI US REIT Index.

Vanguard does not expect the launch of and the initial investment in the REIT II Index Fund to affect the tracking error or performance of the REIT Index Fund. There are no changes in how shareholders of the REIT Index Fund interact with that fund.

The REIT II Index Fund is managed by Vanguard Equity Index Group.

Related proxy matter

As part of Vanguard’s 2017 proxy campaign, shareholders of the REIT Index Fund and the Vanguard Variable Insurance Fund REIT Index Portfolio are being asked to approve a change to the investment objectives of the funds, which would involve a corresponding change to each fund’s benchmark index and name.

If the change to the REIT Index Fund’s investment objective is approved by its shareholders, then the investment objective, benchmark index, and fund name for the REIT II Index Fund would change as well.

Details on the proposals and voting methods are available at Vanguard’s proxy resource center.

If you have any questions or would like more information, please don't hesitate to contact me.

#VGI_Name# #VGI_Title#

Phone: #VGI_Phone#, Ext. #VGI_EXT# _____________________________________________________________

**For more information about Vanguard funds, visit institutional.vanguard.com or call 800-523-1036 to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information about a fund are contained in the prospectus; read and consider it carefully before investing.**

All investing is subject to risk, including the possible loss of the money you invest. Funds that concentrate on a relatively narrow market sector face the risk of higher share-price volatility.

For institutional use only. Not for distribution to retail investors.

© 2017 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor. |
Privacy statement: http://www.vanguard.com/instlprivacystmt

455 Devon Park Drive | Wayne, PA 19087-1815 | institutional.vanguard.com

Prepared for

Vanguard REIT II Index Fund

and REIT-related updates

For institutional use only. Not for distribution to retail investors.

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What is a REIT?

A real estate investment trust or REIT is a company that owns or manages real estate.
Rather than directly owning properties—which can be costly and difficult to convert into cash needed—some investors buy shares of REIT securities or mutual funds.
REITs are unique in that, unlike other corporations, REITs do not generally have to pay income taxes if they meet certain tax code requirements.
To qualify as a REIT, such a company must, among other requirements, distribute at least of its taxable income to its shareholders and receive at least 75% of that income from mortgages, and sales of property.
REITs are separated into three types:
-	An equity REIT* generally owns properties directly. Equity REITs typically generate income from rental and lease payments and offer the potential for growth through property appreciation as well as the occasional capital gain through the sale of property.
-	A mortgage REIT makes loans to commercial real estate developers.
-	A hybrid REIT holds both properties and mortgages.

*	Vanguard REIT Index Fund and Vanguard REIT II Index Fund invest in equity REITs only, not in mortgage or hybrid REITS.

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Launch of Vanguard REIT II Index Fund

Vanguard REIT II Index Fund was launched September 26, 2017. Its investment objective, investment strategies, and benchmark are identical to those of Vanguard REIT Index Fund:

Investment objective
The fund seeks to provide a high level of income and moderate long-term capital appreciation by tracking the performance of a benchmark index that measures the performance of publicly traded equity REITs.

Principal investment strategies
The fund employs an indexing investment approach designed to track the performance of the MSCI US REIT Index. The index is composed of stocks of publicly traded equity REITs. The fund attempts to replicate the index by investing all, or substantially all, of its assets in the stocks that make up the index. The fund seeks to hold each stock in approximately the same proportion as its weighting in the index.

Note: Two proposals affecting the REIT Index Fund are part of Vanguard's 2017 proxy campaign. If approved, one of these proposals would affect the REIT II Index Fund's investment objective and investment strategies as outlined later in this presentation.

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Key characteristics

Vanguard REIT II Index Fund—Key characteristics

  Share class: Institutional Plus (VRTPX)
  Estimated expense ratio: 0.08%
  Investment minimum: $100 million
  Launch date: September 26, 2017
  Benchmark: MSCI US REIT Index
  Benchmark holdings: 155 (as of August 31, 2017)

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Relationship with the REIT Index Fund

  Vanguard REIT Index Fund is and will remain the principal investor in Vanguard REIT II Index Fund.
  After the REIT Index Fund’s initial investment, the REIT II Index
  Fund will be made available only to certain institutional investors, separately managed accounts, and other Vanguard funds.

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Impact on the REIT Index Fund

  The REIT Index Fund is expected to experience minimal impact resulting from its investment in the REIT II Index Fund.
  No increase is expected in the expense ratio.
  No changes are expected in performance and benchmark tracking.
  The investment in the REIT II Index Fund is not expected to have material tax consequences for shareholders of the REIT Index Fund.
  Other investment companies investing in the REIT Index Fund may be limited in how much they can invest because of restrictions on multiple tiered-fund structures under the Investment Company Act of 1940.

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Who can invest in the REIT II Index Fund?

  The Vanguard REIT Index Fund will be the initial and principal investor in the REIT Index Fund, owning approximately 95% of the investable capacity in the REIT II Index Fund.
  The remaining investment capacity will be available only to certain institutional investors, separately managed accounts, and other Vanguard funds.
  Vanguard approval will be required for all new accounts and additional purchases into the fund.
  Please discuss the availability of the fund with your relationship or sales manager.

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Proposed changes to the REIT Index Fund

Vanguard’s 2017 proxy campaign includes two proposals affecting the REIT Index Fund. Here are the proposals and whether their passage would have implications for the REIT II Index Fund:

To change the investment objective of the REIT Index Fund.

  The change would broaden the mandate to include real estate management and development companies.
  It would allow the fund to change its benchmark and result in a name change for the fund.
  As a result, the REIT II Index Fund would change its benchmark and name to remain aligned with the REIT Index Fund.

To reclassify the diversification status of the REIT Index Fund to “nondiversified” under the Investment Company Act of 1940.

  The change would enable the REIT Index Fund to track its benchmark more closely and align its diversification status with that of Vanguard’s other sector equity index funds.
  The change would not affect the REIT II Index Fund. As of of its launch, the REIT II Index Fund is already classified as nondiversified.

Note: Shareholders of record as of August 16, 2017, are eligible to vote during Vanguard’s 2017 proxy campaign. A special shareholder meeting is scheduled for November 15, 2017.
For details visit: http://about.vanguard.com/proxy/

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Proposed investment objective change for the REIT Index Fund

	From	To
Proposed investment	The fund seeks to provide a high level of income and moderate	The fund seeks to provide a high level of income and moderate
objective change	long-term capital appreciation by tracking the performance of a	long-term capital appreciation by tracking the performance of a
	benchmark index that measures the performance of publicly traded	benchmark index that measures the performance of publicly traded
	equity REITs.	equity REITs and other real estate-related investments.
Benchmark change**	MSCI US REIT Index	MSCI US Investable Market Real Estate 25/50 Index*
Name change**	Vanguard REIT Index Fund	Vanguard Real Estate Index Fund
	Vanguard REIT II Index Fund	Vanguard Real Estate II Index Fund

*	If the investment objective change is approved, the REIT Index Fund will track a transition index for approximately 6 months in order to sell securities and invest proceeds in select specialized REITs and real estate management and development companies. (Note: The REIT II Index Fund would follow the same transition strategy.)
**	Shareholders of the REIT Index Fund are not being asked to vote on the name change or the benchmark change. However, changing the benchmark would necessitate a name change.

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Important information

For more information about Vanguard funds, visit institutional.vanguard.com or call 800-523-1036 to obtain a prospectus or, if available, a summary prospectus. Investment objectives, risks, charges, expenses, and other important information about a fund are contained in the prospectus; read and consider it carefully before investing.

All investing is subject to risk, including the possible loss of the money you invest. Funds that concentrate on a relatively narrow market sector face the risk of higher share-price volatility.

The funds or securities referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such funds or securities. The prospectus or the Statement of Additional Information contains a more detailed description of the limited relationship MSCI has with Vanguard and any related funds.

© 2017 The Vanguard Group, Inc. All rights reserved. Vanguard Marketing Corporation, Distributor.

NECP 092017

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